UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 23, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Investor Contact:	Media Contact:
Brian Campbell, Investor Relations                                      Linda Dunbar, Corporate Media Relations
201.748.6874                                                                             201.748.6390
brian.campbell@wiley.com                                                    ldunbar@wiley.com

ITEM 8.01:     OTHER EVENT

Wiley Signs Definitive Agreement to Acquire CrossKnowledge
Acquisition to make Wiley a global leader in professional learning and talent management

Hoboken, NJ, April 15, 2014 — John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled solutions that improve outcomes in research, professional practice, and education, announced today that it has signed a definitive agreement to acquire CrossKnowledge, a learning solutions provider focused on leadership and managerial skills development, for $175 million in cash.  The transaction is expected to close on May 1.

CrossKnowledge is a privately-held company based in France with over 200 employees.  It offers subscription-based, digital learning solutions for multi-national corporations, universities, and small and medium-sized enterprises.  CrossKnowledge solutions, which include managerial and leadership skills assessment, courses, certifications, content, and executive training programs, are delivered on a cloud-based platform providing over 17,000 learning objects in 17 languages.  Solutions can be readily customized for each individual client, providing employees with access to relevant learning and development resources in a tailored online experience. CrossKnowledge generated $37 million of revenue in its fiscal year ending June 30, 2013.

Steve Smith, President and CEO of Wiley, said:  “The addition of CrossKnowledge to our talent management portfolio, which now includes innovative pre- and post-hire assessment solutions from our Profiles International and Inscape acquisitions, positions us as a leader in the rapidly-growing area of enterprise talent management.  In today’s knowledge-based economy, organizations of all different shapes and sizes are looking to address skill, productivity and performance gaps through investment in their current workforce rather than hiring additional resources.  At the same time, they are moving from face-to-face training to e-learning solutions that offer individualized assessment and prescriptive learning.  Wiley and CrossKnowledge are at the forefront of this trend.”

“CrossKnowledge brings to Wiley a valued brand, global footprint and talented leadership team,” said Mark Allin, Wiley’s SVP, Professional Development.  “Together with our acquisitions of Profiles International, Inscape and Deltak, CrossKnowledge accelerates our strategy to provide customers with a suite of services from education through employment, enabling individuals to fulfill their career ambitions and corporations to maximize their talent.”

Mickaël Ohana, CEO of CrossKnowledge, commented: “CrossKnowledge has gained excellent momentum in this shift to digital learning for professionals.  CrossKnowledge is delivering solid growth in Europe, its largest region, and has recently launched its important entry into the Americas. We now have five million end-users in over 80 countries.   With Wiley’s scale, content, author base, and distribution network, CrossKnowledge is now poised to accelerate its growth strategies and reach new markets.”

Conference Call
Wiley management will provide further details and address questions during a conference call scheduled for May 8, 2014 at 2:00 pm EDT.

•	Access the webcast at www.wiley.com> Investor Relations> Events and Presentations, or http://www.wiley.com/WileyCDA/Section/id-370238.html
•	U.S. callers, please dial (888) 417-8465 and enter the participant code 9593011#
•	International callers, please dial (719) 325-2393 and enter the participant code 9593011#
•	An archive of the webcast will be available for a period of up to 14 days

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education.  Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification.  In Education, Wiley provides print and digital content, and education solutions including online program management services for higher education institutions and course management tools for instructors and students.

About CrossKnowledge
CrossKnowledge is a leader in cloud-based distance learning solutions. Its full SaaS solutions are based on exclusive learning technologies, delivering the most sought-after content in the world and a range of accompanying services. CrossKnowledge solutions enable fast workforce empowerment and global strategic alignment, guaranteeing a unique learning experience for the individual and a real return on investment for the organization.  CrossKnowledge learning content and formats are developed in collaboration with an international 'Faculty', comprising the best authors, professors and management professionals from the most renowned business schools in the world. CrossKnowledge has created the CrossKnowledge Academy in order to formalize and share its expertise in instructional design and deployment with its clients via certification programs. CrossKnowledge operates worldwide and serves companies including global enterprises, mid-sized companies and the education sector spanning more than five million users.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: April 23, 2014